UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2026

SunPower Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1403 N. Research Way, Orem, UT	84097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 299-4943

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPWR	The Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SPWRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

Note Purchase Agreements

On April 21, 2026, SunPower Inc. (the “Company”) entered into note purchase agreements (the “Note Purchase Agreements”) relating to the private offering (the “Offering”) of $41,000,000 aggregate principal amount of the Company’s 10.00% Convertible Senior Secured Notes due 2029 (the “Notes”), including: (i) $25,000,000 aggregate principal amount of Notes issuable to qualified institutional buyers; (ii) $6,000,000 principal amount of Notes issuable to an entity affiliated with Thurman John “T.J.” Rodgers, the Company’s Chief Executive Officer and Chairman pursuant to a Note Purchase Agreement executed between the Company and such affiliated entity (the “Affiliate Note Purchase Agreement”) and in consideration for $6,000,000 previously funded to the Company pursuant to simple agreements for future equity; and (iii) $10,000,000 aggregate principal amount of Notes issuable in connection with the exchange of the promissory note originally issued by the Company to Chicken Parm Pizza LLC (“CPP”) on September 24, 2025 in connection with the Company’s acquisition of Sunder Energy (the “Seller Note”).

The proceeds of the Offering will be used to: (i) prepay $5,000,000 principal amount of the convertible debenture previously issued by the Company to YA II PN, LTD (“YA”) on March 6, 2026 (the “YA Debenture”); (ii) pay $4,750,000 pursuant to the Company’s settlement agreement with Siemens (as amended, the “Siemens Settlement”); (iii) pay $4,000,000 to CPP in connection with the transactions under the CPP Note Purchase Agreement (as defined below); and (iv) pay approximately $1,500,000 of fees and expenses incurred in connection with the Offering. The net proceeds of the Offering, after making the foregoing payments, are expected to be approximately $9,750,000. The Company intends to use the net proceeds of the Offering for working capital and general corporate purposes, including the payoff of the remaining outstanding balance of the YA Debenture.

Also on April 21, 2026, the Company entered into a Note Purchase Agreement with CPP (the “CPP Note Purchase Agreement”) that provides for the following in exchange for the outstanding Seller Note (in addition to the issuance of $10,000,000 principal amount of Notes to CPP as summarized above): (i) the Company’s payment of $4,000,000 in cash to CPP at the closing under the CPP Note Purchase Agreement and (ii) the amendment and restatement of the outstanding Seller Note as further summarized below (the “A&R Seller Note”).

The Note Purchase Agreements otherwise contain representations and warranties, covenants and other terms customary for an Offering of this type.

The foregoing summaries of the Note Purchase Agreements are qualified in their entirety by reference to the copy of the form of Note Purchase Agreement, the Affiliate Note Purchase Agreement and the CPP Note Purchase Agreement attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K, and such Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 are incorporated herein by reference.

10% Convertible Senior Secured Notes due 2029 and Indenture

The Company will issue the Notes in the Offering pursuant to the terms and conditions of an Indenture (the “Indenture”) among the Company, the guarantor named therein, and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”). The Indenture will be executed in connection with the closing of the transactions under the Note Purchase Agreements. The following is a brief description of the terms of the Indenture and the Notes to be issued pursuant to the Indenture.

The Notes are senior, secured obligations of the Company and will mature on May 1, 2029, unless earlier converted, redeemed, or repurchased. Interest on the Notes will accrue at a rate of 10.00% per year from the first issuance date of the Notes and will be payable quarterly in arrears on April 1, July 1, October 1, and January 1 of each year, beginning on July 1, 2026. Holders of the Notes may convert all or any portion of their Notes at any time, in integral multiples of $1,000 principal amount, for shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”), at the option of the holder.

The conversion rate for the Notes will initially be 610.3143 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $1.64 per share of Common Stock. The initial conversion price of the Notes represents a premium of approximately 45% above the last reported sale price of the Common Stock on The Nasdaq Global Select Market on April 21, 2026. The conversion rate for the Notes is subject to adjustment from time to time in accordance with the terms of the Indenture. In addition, following certain corporate events that occur prior to the maturity date of the Notes, the Company will, under certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes in connection with such a corporate event, subject to a maximum conversion rate of 884.9557 shares of Common Stock per $1,000 principal amount of Notes. The Notes are not redeemable by the Company.

If the Company undergoes a Fundamental Change (as defined in the Indenture), then, subject to certain conditions and except as described in the Indenture, holders of the Notes may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

Pursuant to the Indenture, the Company may not effect any conversion that will result in any holder thereof, together with certain persons specified in the Indenture, beneficially owning more than 9.99% of the Common Stock outstanding (the “Exchange Cap”), after giving effect to such conversion.

The Notes will be fully and unconditionally guaranteed by Complete Solar, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (the “Guarantor”), subject to the terms of the Indenture. The Notes and related guarantees will be secured by first-priority liens on substantially all of the assets of the Company and the Guarantor, subject to certain exceptions.

The Indenture contains customary terms and conditions as well as various affirmative and negative covenants that, among other things, and in each case subject to certain exceptions, restrict the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends, repurchase stock, prepay junior or unsecured indebtedness or make certain investments. In addition, the Indenture contains limitations on the Company’s and its subsidiaries’ ability to dispose of certain assets, and, in certain circumstances, requires the Company to make an offer to repurchase the Notes using proceeds from certain asset sales at a price of par plus accrued and unpaid interest.

The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable, which include the following:

●	certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period);

●	failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right;

●	the Company’s failure to send certain notices under the Indenture within specified periods of time;

●	the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person;

●	a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture;

●	certain defaults by the Company or any of its significant subsidiaries with respect to (y) the liens securing the Company’s payment obligations under Siemens Settlement, or (z) indebtedness for borrowed money of at least $10.0 million;

●	certain events of bankruptcy, insolvency or reorganization of the Company or any of the Company’s significant subsidiaries;

●	a final judgment or judgments for the payment of $10,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any significant subsidiary, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

●	any security interest and liens purported to be created by any collateral document, including the Security Agreement (as defined below), shall cease to be in full force and effect or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the liens, rights, powers and privileges purported to be created and granted under such collateral documents, subject to certain exceptions; and

●	a guarantee with respect to the Notes ceases to be in full force and effect or the Company or any Guarantor denies or disaffirms its obligations under the Indenture or any guarantee with respect to the Notes.

If certain bankruptcy and insolvency-related events of default occur with respect to the Company, the principal of, and accrued and unpaid interest, if any, on, all of the Notes then outstanding shall automatically become due and payable. If an event of default with respect to the Notes, other than certain bankruptcy and insolvency-related events of default with respect to the Company, occurs and is continuing, the Trustee, by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare 100% of the principal of, and accrued and unpaid special interest, if any, on, all the outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the Notes.

The Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries), unless, among other conditions: (i) the resulting, surviving or transferee person (if not the Company) is a “qualified successor entity” (as defined in the Indenture) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; (ii) the property and assets of the person which is merged or consolidated with or into the successor entity, as applicable, are treated as after-acquired property, to the extent required under the Indenture, and the successor entity takes all reasonably necessary action to make such property and assets subject to the lien securing the Notes; and (iii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

The foregoing summary of the Indenture and the Notes is qualified in its entirety by reference to the copy of the form of Indenture and the form of Note attached as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K, and such Exhibit 4.1 and Exhibit 4.2 are incorporated herein by reference.

Pledge and Security Agreement

In connection with the issuance of the Notes under the Indenture, the Company, the Guarantor and the Collateral Agent will enter into a Pledge and Security Agreement (the “Security Agreement”). Pursuant to the Security Agreement, the Notes will be secured by a first-priority security interest in substantially all of the assets of the Company and any Guarantor, subject to certain exceptions and permitted liens, including the liens granted pursuant to the Siemens Settlement.

The description of the Security Agreement is qualified in its entirety by reference to the copy of the form of Security Agreement, attached as Exhibit 10.4 to this Current Report on Form 8-K, and such Exhibit 10.4 is incorporated herein by reference.

A&R Seller Note

Pursuant to the CPP Note Purchase Agreement, CPP and the Company agreed to amend and restate the Seller Note as provided in the A&R Seller Note. The A&R Seller Note will be issued at the closing of the transactions under the CPP Note Purchase Agreement. The A&R Seller Note will have a revised principal amount of $7,000,000 and will bear interest at 7.0% per annum, compounded quarterly; provided, however, the interest rate will increase to 10.0% per annum on May 15, 2026. The outstanding principal and accrued interest under the A&R Seller Note will be paid in four payments in October 15, 2026, November 15, 2026, December 15, 2026 and January 15, 2027, as set forth in the repayment schedule attached to the A&R Seller Note. The A&R Seller Note will mature on the earlier of January 31, 2027 and the date on which all amounts under the A&R Seller Note otherwise become due and payable; provided, however, if certain restrictive provisions under the YA Debenture (the “Restrictive Provisions”) prohibit the Company from making payments on the A&R Seller Note, then the maturity date will be the earlier of (i) the date that is two business days after the date on which the Restrictive Provisions no longer apply and (ii) January 31, 2027. The A&R Seller Note is an unsecured obligation of the Company.

The A&R Seller Note must also be repaid in the event of a change of control of the Company or the sale of all or substantially all of the consolidated assets of the Company and its subsidiaries. The A&R Seller Note includes customary events of default, including: (i) the Company’s failure to pay the A&R Seller Note when due; (ii) the Company’s voluntary or involuntary bankruptcy; (iii) the Company’s liquidation or dissolution; (iv) a change of control of the Company; (v) the Company’s material breach of the covenants applicable to the Company under the A&R Seller Note, subject to applicable cure periods; and (vi) if any of the Company’s representations or warranties made in the A&R Seller Note were untrue in any material respect when made.

The foregoing summary of the A&R Seller Note is qualified in its entirety by reference to the form of A&R Seller Note attached as Exhibit 4.3 to this Current Report on Form 8-K, and such Exhibit 4.3 is incorporated herein by reference.

YA Letter

On April 21, 2026, in connection with the Offering, the Company and YA entered into a letter agreement (the “YA Letter”). Pursuant to the YA Letter, the Company agreed to voluntary prepay $5,000,000 of the outstanding principal amount of YA Debenture, resulting in a revised outstanding principal balance under the YA Debenture of $5,000,000. The Company further agreed to repay the remaining principal balance and accrued interest under the YA Debenture in four equal monthly installments of $1,287,000, with the first payment due on May 5, 2026. Pursuant to the YA Letter, YA further consented to the issuance of the Notes and the grant of the liens pursuant to the Security Agreement.

The foregoing summary of the YA Letter is qualified in its entirety by reference to the YA Letter attached as Exhibit 10.5 to this Current Report on Form 8-K, and such Exhibit 10.5 is incorporated herein by reference.

Exchange Agreements

On April 21, 2026, the Company entered into separately- and privately- negotiated exchange agreements (the “Exchange Agreements”) with certain holders of its 7.0% Convertible Senior Notes due 2029 (the “7.0% Notes”) to repurchase $21,250,000 aggregate principal amount of outstanding 7.0% Notes in exchange for (i) an aggregate of 18,805,310 shares of Common Stock and (ii) approximately $456,438 of accrued interest payable under the exchanged 7.0% Notes (collectively, the “Exchange Transactions”). The Exchange Transactions are expected to close concurrently with the closing of the Offering.

The foregoing summary of the Exchange Agreements is qualified in its entirety by reference to the copy of the form of Exchange Agreement attached as Exhibit 10.6 to this Current Report on Form 8-K, and such Exhibit 10.6 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company will issue the Notes, the A&R Seller Note and the shares of Common Stock issuable pursuant to the Exchange Transactions (the “Exchange Shares”) in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The Notes and the shares of Common Stock issuable upon conversion of the Notes, if any, the A&R Seller Note and the Exchange Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Common Stock. Initially, a maximum of 36,283,184 shares of the Common Stock may be issued upon conversion of the Notes based on the initial maximum conversion rate of 884.9557 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 7.01. Regulation FD Disclosure.

Offering Press Release

On April 22, 2026, the Company issued a press release announcing the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Certain Financial Information

In connection with the Offering, the Company provided potential investors with certain supplemental financial information relating to the Company (the “Supplemental Financial Information”), which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 and Exhibit 99.2 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01 and the accompanying Exhibit 99.1 and Exhibit 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act.

Forward-Looking Statements

Certain statements in this report, including, without limitation, in the Supplemental Financial Information, may be considered “forward-looking statements,” such as statements relating to the Offering. Forward-looking statements include those preceded by, followed by or that include the words “anticipate,” “expect,” “believe,” “could,” “continue,” “ongoing,” “estimate,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would” and similar words. These forward-looking statements speak only as of the date of this report. Although the Company believes that its assumptions upon which such forward-looking statements are based are reasonable, the Company can give no assurance that these forward-looking statements will prove to be correct. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, unless required by law.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	Form of Indenture to be entered into between SunPower Inc., the Guarantor party thereto and U.S. Bank Trust Company, National Association+
4.2	Form of 10.00% Convertible Senior Secured Note due 2029 (included in Exhibit 4.1)
4.3	Form of Amended and Restated Promissory Note to be Issued to Chicken Parm Pizza LLC*
10.1	Form of Note Purchase Agreement+*
10.2	Affiliate Note Purchase Agreement, dated April 21, 2026+
10.3	Note Purchase and Exchange Agreement, dated April 21, 2026, between SunPower Inc. and Chicken Parm Pizza LLC+
10.4	Form of Pledge and Security Agreement to be entered between SunPower Inc., the Guarantor party thereto and U.S. Bank Trust Company, National Association+
10.5	Letter Agreement, dated April 21, 2026, between SunPower Inc. and YA II PN, Ltd.
10.6	Form of Exchange Agreement+*
99.1	Press Release, dated April 22, 2026
99.2	Supplemental Financial Information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

*	Portions of this exhibit are redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunPower Inc.

Dated: April 22, 2026

	By:	/s/ Thurman J. Rodgers
Thurman J. Rodgers
Chief Executive Officer